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                                                                    Exhibit 99.2






To whom it may concern:

              The undersigned, Barclay Knapp, hereby consents to being named as a designee to be appointed as President, Chief Executive Officer and Chief Financial Officer and consents to being named as a designee to be elected as director of the relevant registrant in the Registration Statements on Form S-4 of ATX Telecommunications Services, Inc. and CoreComm Merger Sub, Inc., filed on August 16, 2000, all prospectuses related thereto and all subsequent amendments thereto.


                                       Yours Sincerely,


                                        /s/ Barclay Knapp
                                       ------------------------------
                                       Barclay Knapp